UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2025

METLIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15787	13-4075851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue New York, NY	10166-0188
(Address of principal executive offices)	(Zip code)

(212) 578-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 1, 2025, MetLife, Inc. issued a news release announcing an agreement with Chariot Reinsurance, Ltd. to reinsure approximately $10 billion of structured settlement annuity contracts and group annuity contracts associated with pension risk transfers. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The news release is furnished as of July 1, 2025, but not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	MetLife, Inc. news release dated July 1, 2025, announcing an agreement with Chariot Reinsurance, Ltd. to reinsure approximately $10 billion of structured settlement annuity contracts and group annuity contracts associated with pension risk transfers.

104	Cover Page Interactive Data File (formatted embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

Date: July 1, 2025	By:	/s/ Toby S. Brown
Toby S. Brown
Executive Vice President, Global Head of Reinsurance and Interim Chief Accounting Officer